UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

Shareholder Letter and Conference Call

On May 19, 2020, Anterix Inc. (the “Company”) issued a press release announcing that a letter to its shareholders (the “Shareholder Letter”) was available on the Investor Relations page of its website at www.anterix.com/events. The Shareholder Letter discusses the 900 MHz Report and Order approved by the Federal Communications Commission on May 13, 2020 (the “Report and Order”), the Company’s interpretation of the Report and Order and its spectrum holdings and the Company’s estimated costs and timing to complete the spectrum clearing required to obtain broadband licenses, including retuning incumbent systems and acquiring spectrum from incumbents and the FCC.

The press release also announces a conference call to be held by the Company on Thursday, May 21, 2020 at 4:30 p.m. Eastern Time. To participate in the conference call, please dial +1-888-267-2845 and use the access code: 442411.  A replay of the conference call will be available on the Investor Relations page of its website at www.anterix.com/events/.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K. The information on or accessible through the Company’s website, other than the Shareholder Letter, is not incorporated into this Current Report on Form 8-K.

Risk Factors

In connection with the Shareholder Letter and the FCC’s approval of the Report and Order, the Company is amending and restating certain risk factors relating to its spectrum assets, its commercialization plans and business and updating certain other risk factors previously disclosed in “Item 1A. Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 (the “Quarterly Report”), filed with the Securities Exchange Commission (“SEC”) on February 4, 2020.  You should carefully consider the following risk factors, together with the risk factors and other information contained in the Quarterly Report and the Company’s other reports and filings made with the SEC, in evaluating the Company’s business and prospects. If any of the risks discussed below or in the Quarterly Report occur, the Company’s business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of its common stock could decline significantly.

Risks Related to Obtaining Broadband Licenses, the Retuning Process and the Use of Our Spectrum

Our plans to commercialize our 900 MHz spectrum assets depends on our ability to qualify for and obtain broadband licenses from the Federal Communications Commission (the “FCC”) in accordance with the requirements of the 900 MHz band Report and Order (the “Report and Order”).  If we are unable to obtain broadband licenses on favorable terms and on a timely basis, or at all, our business, liquidity, results of operations and prospects will be materially adversely affected.

Our plans to commercialize our 900 MHz spectrum assets depends on our ability to obtain broadband licenses in accordance with the requirements the Report and Order approved by the FCC.  The Report and Order establishes two general eligibility requirements to obtain a broadband license, which we refer to herein as (i) the “50% Licensed Spectrum Test” and (ii) the “90% Broadband Segment Test”.  We will need to satisfy both of these eligibility requirements in each county in the United States for which we desire to obtain a broadband license.  Under the 50% Licensed Spectrum Test, we must demonstrate that we hold more than 50% of the licensed channels in the 900 MHz band in the applicable county.  Under the 90% Broadband Segment Test, we must provide the FCC with a plan that identifies that we hold or have agreements with incumbents for at least 90% of the licensed channels in the 6 MHz broadband segment designated by the FCC as well as sites within 70 miles of the county boundary.  If we do not have a sufficient number of channels to satisfy either Test, we will be required to purchase the additional channels from incumbents in privately negotiated transactions, swap our existing channels with incumbents (including any required retuning of the incumbent radio systems) or purchase channels not previously licensed by the FCC.  If we elect, or are required, to purchase channels from the FCC in a particular county we will be required to pay for the channels using the average MHz per Population price paid for spectrum in such county in the 600

MHz auction conducted by the FCC.  The amount of spectrum we will be required to purchase and/or swap will vary in each county based on our existing spectrum holdings in such county. Our ability to acquire and/or swap the additional spectrum necessary to secure broadband licenses in a desired county on a timely and cost-effective basis will depend on the incumbents who hold the additional spectrum we need to acquire or swap, and their operations that we may need to retune or replace. Obtaining the required spectrum to qualify for broadband licenses may take longer and be more expensive than we currently anticipate.  In addition, as discussed in more detail below, incumbents may elect not to sell or swap their existing channels on reasonable terms, or at all, and if we cannot satisfy the 90% Broadband Segment Test, we will not be able to utilize the mandatory retuning procedures the FCC established in the Report and Order.  If we are unable to obtain broadband licenses on favorable terms and on a timely basis, or at all, our business, liquidity, results of operations and prospects will be materially adversely affected.  In addition, significant costs or delays beyond what we have anticipated in our business plan will further delay us from commercializing our spectrum assets, and may require us to seek additional sources of capital and liquidity in order to carry out our business and plans, which could cause significant dilution to our existing stockholders. Please see the risk factors “We may not be able to correctly estimate our operating expenses or future revenues, which could lead to cash shortfalls, and require us to secure additional financing sooner than planned.”

The mandatory retuning process established by the FCC in the Report and Order may not allow us to obtain broadband licenses from incumbents in a timely manner and on commercially reasonable terms, or at all.

The Report and Order establishes a market-driven, voluntary exchange process for clearing the channels in the broadband segment on a county-by-county basis.  When we apply for a broadband license we will need to demonstrate that we hold the licenses for or have agreements to acquire, relocate or protect the licenses of covered incumbents, which licenses collectively include at least 90% of all licensed channels in the broadband segment with sites in that county, as well as sites within 70 miles of the county boundary and geographically licensed systems whose area completely or partially overlaps the county.  The fact that we will need to account for 90% of the licensed channels in the broadband segment before we can file for a broadband application, can lead to holdouts by incumbent license holders.  For example, an incumbent may demand compensation in an amount that is disproportionate to the cost of relocating its system or any reasonable reflection of the value of its spectrum holdings or may elect not to negotiate an agreement at all.  In the Report and Order, the FCC has established the 90% Broadband Segment Test, which if satisfied, triggers a mandatory relocation process to help a broadband applicant, like Anterix, clear the remaining channels in the broadband segment.  There is no assurance, however, that we can swap or acquire sufficient channels, including by purchasing previously unlicensed channels from the FCC or entering into protective agreements with incumbents to satisfy the 90% Broadband Segment Test on a timely basis and on commercially reasonable terms, or at all.  Further, even if we satisfy the 90% Broadband Segment Test, as part of the mandatory retuning process we will be required to pay the costs associated with providing incumbents with comparable facilities and paying relocation costs and/or paying the costs to acquire any previously unlicensed spectrum from the FCC.

In addition, the FCC has exempted channels from the mandatory relocation process that are being utilized by incumbents operating “Complex Systems.”  The FCC has defined a “Complex System” as a radio system that has 45 or more functionally integrated sites.  The FCC exempted Complex Systems from the mandatory retuning requirements because retuning these systems could be more complex and disruptive to the incumbent operators than the systems operated by most other incumbents.  Complex Systems are located in some of the largest business and population centers in the United States. Most are operated by electric utilities, including some utilities that actively opposed 900 MHz broadband. This exemption effectively prevents us from obtaining broadband licenses in counties where these Complex Systems are located (or if a Complex System is being operated within 70 miles of a county boundary for which we are attempting to obtain a broadband license) without the incumbent’s consent, which could be withheld for any reason, or for no reason.  As a result, the incumbents operating Complex Systems can make demands that are not commercially reasonable (including the commercial terms of any long-term lease of our spectrum), delay their decision or refuse altogether.  Our inability to obtain broadband licenses in counties where Complex Systems are currently being operated (or are being operated within 70 miles of a county boundary for which we are attempting to obtain a broadband license) could have a material adverse effect on our operations and business plan, our future prospects and opportunities and on our ability to develop a profitable business.

The members of the Association of American Railroads may delay or hinder our ability to commercialize broadband licenses.

The Association of American Railroads (“AAR”) holds a nationwide geographic license for six non-contiguous channels in the 900 MHz band, three of which are located within the broadband segment established by the FCC in the Report and Order. These channels are being used by freight railroads for Advanced Train Control System operations. We have recognized from the outset of the 900 MHz proceedings the importance of reaching agreements with the railroads about their relocation and have worked with them throughout the FCC process. Delays by members of the AAR in clearing their channels in the broadband segment could delay or hinder our ability to commercialize broadband licenses and the ability of our customers to deploy 3/3 MHz broadband networks in the affected area, which could have a material adverse effect on our operations and business plan, our future prospects and opportunities and on our ability to develop a profitable business.

We may not be successful in commercializing our spectrum assets.

We have identified utilities and other critical infrastructure enterprises as our initial target customers. As of the date of this filing, we have not signed our first binding customer contract with a utility or other critical infrastructure enterprise for the long-term lease of our spectrum assets.  Further, even though the FCC has adopted the Report and Order, there is no assurance that we will be successful in our efforts to commercialize our spectrum assets.  For example, utilities or other critical infrastructure enterprises may not elect to lease any broadband licenses we secure on terms satisfactory to us, on a timely basis, or at all. Similarly, there is no assurance that utilities or other critical infrastructure customers will retain us for any other value-added engineering or commercial services we offer them. As a result, our future prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of implementing a new business plan and pursuing opportunities in highly competitive and rapidly developing markets.

In addition, under our current business plan, we intend to enter into long-term leasing or other transfer arrangements for our spectrum assets with one customer, or a limited number of customers, in each geographic area. We also expect that our customers will bear the costs of deploying and operating their private broadband networks. As a result, many geographic areas may have only one or a limited number of potential customers, and if we are not successful with this customer or customers, our spectrum may not be utilized and we will not be able to generate revenues from owning spectrum in that geographic area. In addition, even if we enter into a long-term lease or transfer arrangement for a geographic area, that customer will typically require rights to all spectrum we have in that geographic area. Because of this, we will not have additional spectrum assets to lease in such geographical area to other potential customers. Further, other than our lease or transfer arrangements, we will not generate revenue from the operation of the broadband networks or technologies deployed by our customers. As a result, there is considerable uncertainty as to whether we can generate sufficient revenues to develop a profitable business from leasing or otherwise transferring our licensed 900 MHz spectrum.

Further, our assessment that we should target utilities and other critical infrastructure entities as customers for our spectrum is based on our determination that these entities have regulatory and other incentives to install a significant number of new technologies, such as smart devices and sensors, that will generate an increasing amount of data that cannot be addressed well by their existing communication networks and systems. Our potential customers, however, are large organizations, and a decision to implement private broadband networks, technologies and solutions is a significant decision and will require significant capital outlays. Any negotiation and contract process with these potential customers may take longer than we currently expect. In addition, there is no assurance that the governmental agencies that regulate these entities will allow them to pass the capital costs of implementing broadband networks, technologies and solutions utilizing our spectrum on to their ratepayers. In addition, although there is broad availability of broadband Long Term Evolution (“LTE”) , there is no assurance that our targeted customers will be able to utilize existing broadband networks, technologies and solutions with our spectrum without requiring modifications to existing equipment or engaging in product and/or service development efforts, any of which could result in deployment delays, require them or us to invest in technology or other development activities or otherwise adversely limit the potential benefits or value of our spectrum assets. If any of these risks occur, our current plans to commercialize our spectrum assets may not be as valuable as we expect or may face significant delays, any of which would adversely affect our business, liquidity, results of operations and prospects.

The ongoing coronavirus outbreak could adversely impact our business, including our broadband licensing efforts, financial condition and results of operations.

Any outbreak of contagious diseases or other adverse public health developments could have a material and adverse effect on our business operations. In March 2020, the World Health Organization declared a novel strain of coronavirus, SARS-CoV-2, which causes the Coronavirus Disease 2019 (“COVID-19”) to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, have imposed various unprecedented responses, including government-imposed quarantines, restrictions on travel and business and government operations and other public health safety measures, resulting in, among other things, business closures and a substantial reduction in economic activity in the United States and other countries.

Our plans to commercialize our 900 MHz spectrum assets to support the deployment of broadband networks, technologies and solutions depends on our ability to obtain broadband licenses in accordance with the requirements of the Report and Order.  Reduced business operations may prevent us from timely and successfully negotiating and entering into agreements with incumbents and the FCC to acquire and/or swap the spectrum required to qualify for broadband licenses.  The reduced business operations may hinder our efforts to timely and successfully commercialize any broadband licenses we secure to our targeted utility and critical infrastructure customers.

As the COVID-19 pandemic continues to affect individuals and businesses around the globe, we will likely experience disruptions that could severely impact our financial condition, business and/or ability to obtain broadband licenses, including:

•	interruption of key business activities due to illness, work from home mandates, and/or quarantine of key individuals, including employees and service providers;
•	slower business development and sales efforts due to uncertainty in the business climate because of concerns regarding the impact of COVID-19;
•

delays in necessary interactions with businesses, the FCC and other governmental agencies and other important parties due to limitations in employee resources, travel restrictions, forced furlough of employees or other interruptions in operations;

•	delays and difficulties in obtaining broadband licenses in accordance with the requirements of the Report and Order;
•	delays and difficulties in fulfilling the requirements under the 50% Licensed Spectrum Test and/or the 90% Broadband Segment Test;
•	delays in AAR clearing its operations from its channels in the broadband segment in critical counties;
•	delays and difficulties in meeting “performance” or build-out requirements to retain and renew each broadband license we obtain;
•

difficulties in raising additional capital needed to execute our long-term business plan due to the slowing of our economy and near term and/or long term negative effects of the pandemic on the financial, banking and capital markets; and

•	inability to correctly estimate our operating expenses or future revenues, which could lead to cash shortfalls, and require us to secure additional financing sooner than planned.

The global outbreak of the COVID-19 continues to rapidly evolve. The ultimate impact of the COVID-19 pandemic on our operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the ultimate geographic spread of the disease, the duration of the COVID-19 outbreak, travel restrictions, required social distancing, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or we, may direct, which could result in an extended period of continued business disruption, reduced customer, collaborator or supplier traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

Our initiatives with the federal and state agencies and commissions that regulate electric utilities may not be successful.

Our targeted utility and critical infrastructure customers are highly regulated by both federal and state agencies. Electrical utilities, for example, are regulated by federal agencies including the Department of Energy, the Department of Homeland Security, the Federal Energy Regulatory Commission and the National Institute of Standards and Technologies. We are working with each of these agencies to educate them about the potential benefits that private broadband LTE networks, technologies and solutions utilizing our spectrum assets can offer utilities. We are also working with a number of state agencies and commissions who regulate electrical utilities, and who have a strong influence over electric utility buying decisions. Our goal with these state agencies and commissions is to gain their support for utilities being allowed to pass the capital costs of leasing our spectrum assets and deploying private broadband LTE networks, technologies and solutions to ratepayers, including at a customary rate of return for the electric utility company. We are in the early stages of our initiatives with these federal and state agencies and commissions. We may not be successful in gaining support from these governmental bodies on a timely basis, or at all, which could hinder or delay our commercialization efforts with electric utilities and other critical infrastructure entities. If we do not gain support from these governmental bodies, our targeted critical infrastructure customers may not find it commercially feasible to license our spectrum assets.

We may not be able to maintain any broadband licenses that we obtain from the FCC.

The FCC issues each spectrum license for a fixed period of time, typically 10 years in the case of the FCC licenses for the narrowband spectrum we currently hold and 15 years for any broadband licenses we secure in the future.  The Report and Order establishes “performance” or build-out requirements that we will be required to meet to retain and renew any broadband licenses we obtain. These requirements are based on deployment of a broadband system, including a broadband system operated by one of our customers pursuant to a lease arrangement, which provides reliable coverage to an area that includes a defined percentage of the population or the geography in the applicable county.  Performance will be measured at the six- and twelve-year anniversaries of each broadband license.  A failure to satisfy this requirement could result in the FCC’s termination of a broadband license or refusal to renew a previously issued broadband license. In addition, under our business plan, we intend that our customers will be responsible to pay the build-out and operating costs of such broadband systems.  Such build-out requirements could impose a significant expense and could cause potential customers to decide not to license broadband licenses from us, or to seek alternatives from other providers.

Government regulations or actions taken by governmental bodies could adversely affect our business prospects, liquidity, and results of operations.

The licensing and sale of spectrum assets, as well as the deployment and operation of wireless networks and technologies, are regulated by the FCC and, depending on the jurisdiction, by state and local regulatory agencies. In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to how FCC licenses may be transferred or sold. The FCC also regulates how the spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, including resolution of issues of interference between spectrum bands.  Failure to comply with FCC requirements applicable to a given licensee could result in revocation or non-renewal of the license, depending on the nature and severity of the non-compliance. If we, or any of the future licensees of our spectrum assets, fail to comply with applicable FCC regulations, we may be subject to sanctions or lose our FCC licenses, which would have a material adverse effect on our business, liquidity, results of operations and prospects.  The Report and Order also states that the FCC will evaluate the success of the realignment process in 2021 and will consider whether it should adopt additional mechanisms to facilitate broadband deployment.  Additionally, although the Report and Order was adopted by a unanimous vote of the FCC Commissioners, like all FCC actions the approval of the Report and Order is subject to an appeal process through the filing of a Petition for Reconsideration within 30 days of publication of the Report and Order in the Federal Register.

In addition, the FCC and other federal, state, and local governmental authorities could adopt new regulations or take actions, including imposing taxes or fees on our business that could have a materially adverse effect on our business, liquidity, results of operations and prospects. Further, the FCC or Congress may make additional spectrum available for communications services, which may result in the introduction of additional competitive entrants to the already crowded wireless communications marketplace in which we compete. For example, the federal government created and funded the First Responder Network Authority, which the federal government authorized to help accomplish, fund and oversee the deployment of a dedicated Nationwide Public Safety Broadband Network (“NPSBN”). The NPSBN may provide an additional source of competition to utilizing our 900 MHz spectrum assets by our targeted critical infrastructure and enterprise customers.

The value of our spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes.

The FCC spectrum licenses we hold are our most valuable asset. The value of our spectrum, however, may fluctuate based on various factors, including, among others:

"	the cost and time required to comply with the FCC’s requirements to obtain broadband licenses in the 900 MHz band, including purchasing additional spectrum and retuning and relocating incumbents;
"	our ability to enter into long-term leases or transfer arrangements with our targeted critical infrastructure and enterprise customers on a timely basis and on commercially reasonable terms;
"	potential uses of our spectrum based on the Report and Order and available technology;
"	the market availability of and demand for broadband spectrum;
"	the demand for private broadband networks, technologies and solutions by our targeted critical infrastructure and enterprise customers;
"	regulatory changes by the FCC to make additional spectrum available or to promote more flexible uses of existing spectrum in other bands; and
"	the fluctuation of auction prices of spectrum in neighboring bands or any unsuccessful auctions of such spectrum.

Similarly, the price of any additional spectrum we desire to purchase to enable us to qualify for broadband licenses or our future business plans will also fluctuate based on similar factors. Any decline in the value of our spectrum or increases in the cost of the spectrum we acquire could have an adverse effect on our market value and our business and operating results.

Risks Related to Our Business

We may not be able to correctly estimate our operating expenses or future revenues, which could lead to cash shortfalls, and require us to secure additional financing sooner than planned.

We have dedicated significant resources to support and pursue the FCC’s approval of the Report and Order and to promote the benefits of deploying broadband systems to our targeted utility and critical infrastructure customers. We will need to continue to expend substantial resources for the foreseeable future to qualify for and obtain broadband licenses, including the costs related to retuning incumbent systems and purchasing additional spectrum from incumbents and/or the FCC, and to commercialize our spectrum assets.  We believe our existing cash will be sufficient to fund our planned operating expenses and capital expenditure requirements for at least the next 12 months.

Our budgeted expense levels are based in part on our expectations and assumptions regarding the timing and costs to qualify for and obtain broadband licenses and the demand by our targeted customers to utilize our spectrum assets to deploy broadband networks, technologies and solutions.  However, we may not correctly predict the amount or timing of our future revenues and our operating expenses, including the costs to qualify for obtaining broadband licenses may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control, and may be materially different than our announced plans and expectations. These factors include:

"	the cost and time required to obtain broadband licenses, including the costs to retune and clear the 900 MHz band and to acquire additional spectrum from incumbents and/or the FCC;
"	our ability to qualify for and utilize the mandatory retuning process established by the Report and Order;
"	our ability to negotiate agreements with the operators of Complex Systems;
"

the cost and time to promote, market and commercialize our spectrum assets, including the long sales cycle required to enter into long-term lease arrangements our targeted utility and critical infrastructure  customers;

"	the commercial terms, including the length of the lease and the timing of payments, in our future commercial arrangements with our targeted customers;
"	the costs and potential liabilities related to the transfer of our TeamConnect and pdvConnect businesses (as described below); and
"

the costs associated with increasing the size of our commercial and spectrum acquisition and retuning organizations, including the costs to attract and retain personnel with the skills required to support our business plans.

In addition, other unanticipated costs may arise that we currently do not anticipate.  Further, other unanticipated events may occur that reduce the amounts and delay the timing of our future revenues.  We may not be able to adjust our operations in a timely manner to compensate for any shortfall in our revenues, delays in obtaining broadband licenses and entering into long-term leases for our spectrum or increases in the expenses required to secure broadband licenses and implement our business plan. As a result, a significant shortfall in our planned revenues, a significant delay in obtaining broadband licenses and entering into long-term leases for our spectrum assets or significant increases in our planned expenses could have an immediate and material adverse effect on our business, liquidity, results of operations, and prospects. In such case, we may be required to issue additional equity or debt securities or enter into other commercial arrangements sooner than anticipated to secure the additional financial resources to support our future operations and the implementation of our business plans. Such financing may result in dilution to stockholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business, prospects and results of operations. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

We have no operating history with our proposed business plan, which makes it difficult to evaluate our prospects and future financial results, and our business activities, strategic approaches and plans may not be successful.

Although we were incorporated in 1997, our business is now reliant on our ability to secure broadband licenses pursuant to the Report and Order approved by the FCC in May 2020 and to commercialize our spectrum assets to our targeted utility and critical infrastructure customers.  There is no assurance that we will be able to secure broadband licenses on a timely basis and on commercially available terms, or at all.  Further, we have not signed our first binding customer contract with an electric utility or other critical infrastructure enterprise for the long-term lease of our spectrum asset.  As a result, the ability to forecast our future operating results is limited and subject to a number of risks and uncertainties, including our ability to accurately forecast and estimate our future revenues and the expenses and time required to obtain broadband licenses and pursue our commercialization plans. We have encountered, and expect to continue to encounter, risks and uncertainties frequently experienced by new businesses in highly competitive, technical and rapidly changing markets. If our assumptions regarding these risks and uncertainties are incorrect, or if there are adverse changes in our commercialization plans or opportunities or general economic conditions, or if we do not manage or address these risks and uncertainties successfully, our results of operations could differ materially and adversely from our expectations.

As a new and unproven business, any future success will depend, in large part, on our ability to, among other things:

"	comply with the requirements and restrictions the FCC has established in the Report and Order to qualify for and obtain broadband licenses in key geographic areas on a timely and cost-effective basis;
"	successfully commercialize our spectrum assets to our targeted utility and critical infrastructure customers;
"	manage any ongoing costs, obligations and liabilities related to the transfer of our TeamConnect and pdvConnect businesses;
"	compete against other wireless companies, including the Tier 1 carriers, who have significantly greater resources and pricing flexibility, and greater political and regulatory influence; and
"	successfully manage and grow our internal business, regulatory, technical and commercial operations in an efficient and cost-effective manner.

Any failure to achieve one or more of these objectives could adversely affect our business, our results of operations and our financial condition.

Many of the third parties who offer spectrum and communication technologies, products and solutions to our targeted customers have existing long-term relationships with these targeted customers and have significantly more resources and greater political and regulatory influence, than we do.

Our targeted utility and critical infrastructure customers have invested in, installed and are currently utilizing complex and costly communication systems, technologies and solutions in their existing businesses.  These targeted customers have long-term business relationships with third party providers of spectrum and communication technologies, products and solutions, including broadband services offered by the Tier 1 carriers and other providers.  Our competitors, include the Tier 1 carriers (Verizon, AT&T, T-Mobile and Sprint), private radio operators and other public and private companies who supply communication networks, technologies, products and solutions.  Many of these competitors significantly more resources, a long track record of providing technologies, products and solutions to our targeted customers and greater political and regulatory influence than we do, all of which could prevent, delay or increase the costs of commercializing the broadband licenses we secure to our targeted customers.   In addition, under our business plan, our targeted customers will be required to enter into a long-term lease for our broadband spectrum and bear the cost of installing and operating the broadband networks, technologies and solutions utilizing our licensed spectrum, thereby requiring the replacement of some or all of their existing communication systems.  Given these significant capital requirements, there is no assurance that we will be able to successfully commercialize our spectrum assets, especially in light of the competitive environment in which we operate and the wide variety of technologies, products and solutions offered by our competitors. Further, in the process of pursuing broadband licenses, we may be required to make significant concessions or contractual commitments, purchase additional spectrum or replacement communication systems, or limit the use of our spectrum assets or restrict our pursuit of business opportunities, to address the concerns expressed by incumbents and other interested parties.

Some of our competitors, including the Tier 1 carriers, have significantly greater resources and pricing flexibility, and have taken steps and may decide to compete against us more aggressively.  These and other competitors have developed or may develop technologies that directly compete with our solutions.  If competitors offer services, technologies and solutions to our targeted customers at prices and terms that make the licensing of our spectrum assets unattractive, our ability to license our spectrum assets could be impaired. As a result, we may be unable to attract customers at prices or on terms that would be favorable, or at all, which could have an adverse effect on the growth of our revenues.  In addition, we may not be able to fund or invest in certain areas of our business to the same degree as our competitors. Many have substantially greater product development and marketing budgets and other financial and personnel resources than we do.  Many also have greater name and brand recognition and a larger base of customers than we have. Competition could increase our selling and marketing expenses and related customer acquisition costs. We may not have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

If we are unable to attract new customers, our results of operations, our business and our business will be adversely affected.

As of the date of this report, we have not recognized revenues from our targeted critical infrastructure and enterprise customers.  Our targeted customers are large, heavily-regulated enterprises and our business plan is to require these customers to commit to long-term leases of our spectrum.  As a result, sales to our targeted customers will require significant time and costly sales efforts.  These factors will also require us to increase the size, resources and costs of our sales organization. In addition, numerous other factors, many of which are out of our control, may now or in the future impact our ability to acquire new customers, including not gaining support from governmental bodies that regulate our customers, potential customers’ commitments to other providers, real or perceived costs of licensing out spectrum assets, our failure to expand, retain, and motivate our sales and marketing personnel, our failure to develop or expand relationships with our targeted critical infrastructure and enterprise customers, negative media or industry or financial analyst commentary regarding us or our solutions, litigation, and deteriorating general economic conditions. Any of these factors could impact our ability to attract new customers to license our spectrum assets. As a result of these and other factors, we may be unable to attract sufficient number of customers to support our operating costs, which would harm our business.

We have had net losses each year since our inception and may not achieve or maintain profitability in the future.

We have incurred net losses each year since our inception, and we expect to continue to incur significant net losses in the future for a number of reasons, including without limitation, the costs to obtain broadband licenses, including the costs to clear the 900 MHz band and acquire additional spectrum as required to qualify for broadband licenses, the costs to promote and commercialize our spectrum assets to our targeted utility and critical infrastructure and the costs associated with the transfer of our TeamConnect and pdvConnect businesses.  Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays and other unknown factors that may result in significant delays in our business plans, levels of revenue below our current expectations, or losses or expenses that exceed our current expectations.  If our losses or expenses exceed our expectations or our revenue assumptions are not met in future periods, we may never achieve or maintain profitability in the future.

The transfer of our TeamConnect and pdvConnect businesses and our related restructuring plans may result in higher costs and lower revenues than expected and cause us not to achieve the expected long-term operational benefits.

In December 2018, our board of directors approved the transfer of our TeamConnect and pdvConnect businesses to help reduce our operating costs and to allow our management team and company to focus on our FCC initiatives and future broadband opportunities.  Specifically, we entered into: (i) a Customer Acquisition and Resale Agreement with A BEEP LLC (“A BEEP”) on January 2, 2019, (ii) a Customer Acquisition, Resale and Licensing Agreement with Goosetown Enterprises, Inc. (“Goosetown”) on January 2, 2019 and (iii) a memorandum of understanding (“MOU”) with the principals of Goosetown on December 31, 2018.  Under the A BEEP and Goosetown Agreements, we agreed to: (i) transfer our TeamConnect customers located in the Atlanta, Chicago, Dallas, Houston and Phoenix metropolitan markets to A BEEP, (ii) transfer our TeamConnect customers located in the Baltimore/Washington DC, Philadelphia and New York metropolitan markets to Goosetown, (iii) provide A BEEP and Goosetown with access to our TeamConnect Metro and Campus Systems (the, “MotoTRBO Systems ”) and (iv) grant A BEEP and Goosetown the right to resell access to our MotoTRBO Systems pursuant to separate Mobile Virtual Network Operation arrangements for a two-year period.  We also granted Goosetown a license to sell the business applications we developed for our TeamConnect service.

Under these agreements, A BEEP and Goosetown agreed to provide customer care, billing and collection services for their respective acquired customers.  We continued to provide these services through April 1, 2019 to help facilitate the transitioning of the acquired customers. Additionally, we are required to maintain and pay all site lease, backhaul and utility costs required to operate the MotoTRBO Systems for a two-year period.   As part of our efforts to clear the 900 MHz spectrum for broadband use, A BEEP and Goosetown are required to migrate the acquired customers off the MotoTRBO Systems over the two-year period.  In consideration for the customers and rights we transferred, A BEEP and Goosetown are required to pay us a certain portion of the recurring revenues they receive from the acquired customers ranging from 100% to 20% during the terms of the agreements.  Additionally, A BEEP is required to pay us a portion of recurring revenue from customers who utilize A BEEP’s push-to-talk

Diga-Talk Plus application service ranging from 35% to 15% for a period of two years.  Goosetown is required to pay us 20% of recurring revenues from the TeamConnect applications we licensed for a period of two years.

We retained a number of significant obligations under our agreements with A BEEP and Goosetown related to the TeamConnect and pdvConnect businesses.  For example, we are obligated to continue operating the TeamConnect networks in the seven launched markets through January 2, 2021. We are also required to continue to pay the cell tower leases for the TeamConnect networks we deployed for the balance of the lease terms. We also retained customer billing and collection responsibility for the pdvConnect business.  In addition, if A BEEP, Goosetown or the principals of Goosetown do not comply with their contractual obligations or otherwise fail to adequately provide service to the transferred customers, we may recognize less revenue and incur more costs from these arrangements than anticipated, including potential litigation or damage claims from the transferred customers.  In such case, the transfer of our TeamConnect and pdvConnect businesses and our related restructuring plans may result in higher costs and lower revenues than expected and cause us not to achieve the expected long-term operational benefits.  Further, following the transfer of the pdvConnect and TeamConnect businesses, our prospects and future results are reliant on the success of our efforts to secure broadband licenses and plans to commercialize our spectrum assets.

Our reputation and business may be harmed, and we may be subject to legal claims if there is loss, disclosure or misappropriation of or access to our, or our customers’ information.

We make extensive use of online services and centralized data processing, including through third-party service providers. The secure maintenance and transmission of customer information is an important element of our operations. Our information technology and other systems, and those of our service providers or contract partners (including A BEEP, Goosetown and TeamConnect LLC), that maintain and transmit customer information, including location or personal information, may be compromised by a malicious third-party penetration of our network security, or that of our third-party service providers or contract partners, or impacted by unauthorized intentional or inadvertent actions or inactions by our employees, or by the employees of our third-party service providers or contract partners. Cyber-attacks, which include the use of malware, computer viruses and other means for disruption or unauthorized access, have increased in frequency, scope and potential harm in recent years. While, to date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, have been material to our operations or financial condition, the preventive actions we and our third-party service providers and contract partners take to reduce the risk of cyber incidents and protect information technology resources and networks may be insufficient to repel a major cyber-attack in the future. As a result, our customers’ information may be lost, disclosed, accessed, used, corrupted, destroyed or taken without the customers’ consent. Any major compromise of our data or network security, failure to prevent or mitigate the loss of customer information and delays in detecting any such compromise or loss could disrupt our operations, impact our reputation and subject us to additional costs and liabilities, including litigation, which could produce material and adverse effects on our business and results of operations.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 19, 2020.

Item

Item

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: May 19, 2020	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer